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                                                                   Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Stock Option Plan of Rite Aid Corporation and to the incorporation by reference therein of our report dated April 21, 2000 (except Note 12 for which the date is June 15, 2000), with respect to the consolidated financial statements and schedules of PCS Holding Corporation and Subsidiaries, which have not separately been included in Rite Aid Corporation's Annual Report (Form 10-K) for the year ended March 3, 2001, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young


Phoenix, Arizona
May 22, 2001